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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of Report
                 (Date of earliest event reported): July 7, 2000



                             NETSCOUT SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)



            Delaware                    0000-26251               04-2837575
-------------------------------        -----------          -------------------
(State or Other Jurisdiction of        (Commission             (IRS Employer
         Incorporation)                File Number)         Identification No.)



        4 Technology Park Drive
        Westford, Massachusetts                                        01886
---------------------------------------                              ----------
(Address of Principal Executive Offices)                             (Zip Code)




       Registrant's telephone number, including area code: (978) 614-4000



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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS.

         On July 7, 2000, NetScout Systems, Inc., a Delaware corporation, completed its acquisition of NextPoint Nextworks, Inc., a Delaware corporation, by means of a merger of NextPoint with and into NetScout Service Level Corporation, a Delaware corporation and a wholly-owned subsidiary of NetScout, pursuant to an Agreement and Plan of Reorganization dated as of June 13, 2000. The Merger was effected by the filing of a Certificate of Merger with the Secretary of State of Delaware on July 7, 2000. NextPoint was a provider of integrated application and network management software solutions to traditional enterprises, e-businesses and application and management services providers.

         Upon the effective time of the Merger on July 7, 2000, NetScout issued an aggregate of 2,099,120 shares of NetScout common stock, par value $0.001 per share and $19,532,517 in cash in exchange for all of the outstanding shares of capital stock of NextPoint. Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, each outstanding share of capital stock of NextPoint converted into the right to receive the number of shares NetScout common stock and the amount of cash as follows:

         o Each outstanding share of NextPoint Series A Convertible Preferred Stock was converted into the right to receive .277 shares of NetScout Common Stock and $2.59 in cash.

         o Each outstanding share of NextPoint Series B Convertible Preferred Stock was converted into the right to receive .477 shares of NetScout Common Stock and $4.45 in cash.

         o Each outstanding share of NextPoint Series C Convertible Preferred Stock was converted into the right to receive .640 shares of NetScout Common Stock and $5.97 in cash.

         o Each outstanding share of NextPoint Common Stock was converted into the right to receive .233 shares of NetScout Common Stock and $2.17 in cash.

         Each holder of NextPoint capital stock who is otherwise entitled to a fraction of a share of NetScout common stock will receive cash in lieu thereof, equal to a fraction multiplied by $13.32. In accordance with the terms of the Merger Agreement and an escrow agreement, 314,887 shares of NetScout common stock and $2,936,267 in cash have been placed in an escrow account to secure certain indemnification obligations of NextPoint under the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, NetScout assumed outstanding warrants to purchase shares of NextPoint Series C Convertible Preferred Stock. NetScout has reserved an aggregate of 24,741 shares of its common stock and $230,732.72 in cash for issuance upon the exercise of these warrants. NetScout also assumed outstanding options to purchase shares of NextPoint common stock pursuant to NextPoint's 1997 Stock Incentive Plan and 2000 Stock

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                                      -2-

Incentive Plan. NetScout has reserved an aggregate of 273,901 shares of its common stock for issuance upon exercise of these options.

         The NetScout common stock issued in connection with the merger was issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 as amended. NetScout used proceeds raised by NetScout in its initial public offering of common stock, which was consummated in August 1999, to pay for the cash portion of the merger consideration.

         The purchase price and terms for the transaction were determined in arms-length negotiations. The acquisition of NextPoint is intended to qualify a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. NextScout will account for the transaction under the purchase method of accounting.

         The terms of the Merger are more fully described in the Merger Agreement and the Registration Rights Agreement, which are each filed as Exhibit
2.1 and 10.1, respectively, and incorporated herein by reference.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable to provide the financial statements required by
Item 7(a) of Form 8-K relating to the merger at the time this report is filed. Such required financial information will be filed as soon as practicable, but not later than September 20, 2000.

         (b)     PRO FORMA FINANCIAL INFORMATION.

         It is impracticable to provide the pro forma financial information required by Item 7(b) of Form 8-K relating to the merger at the time this report is filed. Such required pro forma financial information will be filed as soon as practicable, but not later than September 20, 2000.

         (c)     EXHIBITS.


EXHIBIT NO.                DESCRIPTION

2.1 Agreement and Plan of Reorganization dated as of June 13, 2000 by and among NetScout Systems, Inc., NetScout Service Level Corporation, NextPoint Networks, Inc. and certain stockholders of NextPoint Networks, Inc.

10.1 Registration Rights Agreement dated as of July 7, 2000, by and among NetScout Systems, Inc., certain NextPoint stockholders, certain NextPoint

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                                      -3-

                           Warrant Holders and Silicon Valley Bank.

99.1                       Press Release dated as of June 14, 2000.

99.2                       Press Release dated as of July 7, 2000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NETSCOUT SYSTEMS, INC.

July 20, 2000
                                      By: /s/ Anil K. Singhal
                                          -------------------------------------
                                           Anil K. Singhal
                                           Chairman and Chief Executive Officer



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                                  EXHIBIT INDEX



EXHIBIT NO.                DESCRIPTION

2.1 Agreement and Plan of Reorganization dated as of June 13, 2000 by and among NetScout Systems, Inc., NetScout Service Level Corporation, NextPoint Networks, Inc. and certain stockholders of NextPoint Networks, Inc.

10.1 Registration Rights Agreement dated as of July 7, 2000, by and among NetScout Systems, Inc., certain NextPoint stockholders, certain NextPoint Warrant Holders and Silicon Valley Bank.

99.1                       Press Release dated as of June 14, 2000.

99.2                       Press Release dated as of July 7, 2000.